ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                         BLACK HILLS HOLDING CORPORATION


         The undersigned do hereby execute, acknowledge, and deliver to the Secretary of State of South Dakota the following Articles of Amendment:

         1. The name of the corporation is Black Hills Holding Corporation.

         2. The following amendment was adopted by the shareholders of the Corporation on June 20, 2000:

         Article I of the Articles of Incorporation is hereby amended to read as follows:

                  The name of the Corporation is Black Hills Corporation.

         3. The number of shares of the Corporation outstanding at the time of such adoption was 100, and the number of shares entitled to vote thereon was 100.

         4. The number of shares voted for such amendment was 100. The number of shares voted against this amendment was 0.

         IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation of Black Hills Holding Corporation were executed on this 22nd day of December, 2000.

                    BLACK HILLS HOLDING CORPORATION



                    By /s/James M. Mattern
                       James M. Mattern
                       Its Senior Vice President - Corporate Administration



                    And /s/Roxann R. Basham
                        Roxann R. Basham
                        Its Vice President - Controller and Corporate Secretary




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STATE OF SOUTH DAKOTA

COUNTY OF PENNINGTON

         On the 22nd day of December, 2000, before me, the undersigned officer, personally appeared James M. Mattern and Roxann R. Basham, who acknowledged themselves to be the Senior Vice President - Corporate Administration, and Vice President - Controller and Corporate Secretary, respectively, of Black Hills Holding Corporation, a corporation, and that they, as such Senior Vice President Corporate Administration, and Vice President - Controller and Corporate Secretary, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Senior Vice President Corporate Administration, and Vice President - Controller and Corporate Secretary.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                      /s/ Rhonda R. Lingle
                                      Notary Public
                                      My Commission Expires September 9, 2005

(SEAL)